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                                  EXHIBIT 10(b)

                                    AGREEMENT



     Agreement entered into on April 12, 1995 by and among Quantic Industries, Inc. (the "Company"), Quantic Holdings, L.L.C. ("Holdings"), James S. Fetherston ("Fetherston"), Charles G. Davis, Jr., individually and as trustee ("Davis"), Robert M. Valenti ("Valenti"), William David Fahey ("Fahey"), Craig Bambrough ("Bambrough"), Myles H. Kitchen ("Kitchen"), Kenneth E. Willis ("Willis"), Robert P. Coler ("Coler") (Valenti, Fahey, Bambrough, Kitchen, Willis and Coler together, "Management"), and Energy Absorption Systems, Inc. ("Energy"). Fetherston, Davis and Management are sometimes referred to as the "Sellers" and all of the parties hereto are sometimes referred to collectively as the "Parties."

                                     *  *  *

     Energy, Fetherston, Davis and Management own all of the outstanding interests of Holdings, and Energy, Fetherston and Davis own all of the outstanding Series A stock of the Company and Holdings owns all of the outstanding Series B stock of the Company.

     Energy acquired its interests in Holdings and the Company pursuant to a Purchase Agreement dated April 3, 1995, and that acquisition required the consent of the Sellers which was obtained pursuant to a letter agreement dated April 3, 1995 between the Parties. The letter agreement among the Parties contemplated certain other transactions as set forth in this Agreement.

     This Agreement contemplates a transaction in which Holdings is merged into the Company, and Energy, Fetherston, Davis and Management each receive stock in the Company, all under the terms and conditions described below.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

     1.   Definitions.

          "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

          "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

          "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504 or any similar group defined under a similar provision of state, local or foreign law.

          "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

          "Closing" has the meaning set forth in Section 2(c) below.

          "Closing Date" has the meaning set forth in Section 2(c) below.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" has the meaning set forth in the preface above.

          "Company Shares" means any shares of the Class A and Class B Common Stock, $.01 par value, of the Company.

          "Confidential Information" means any information concerning the businesses and affairs of the Company that is not already generally available to the public.

          "Disclosure Schedule" has the meaning set forth in Section 4 below.

          "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

          "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

          "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 2(1).

          "Energy" has the meaning set forth in the preface above.

          "Environmental Health and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, or chemical, industrial, hazardous or toxic materials or wastes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

          "Fiduciary" has the meaning set forth in ERISA Sec.3(21).
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          "Financial Statements" has the meaning set forth in Section 4(e)
below.

          "GAAP" means United States generally accepted accounting principles as in effect from time to time.

          "Holdings" has the meaning set forth in the preface above.

          "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and parent disclosures, together with all reissuances, continuances, continuances-in-part, revisions, extensions, and re-examinations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptions, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith,
(e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

          "Knowledge" means actual knowledge after reasonable investigation.

          "Liability" means any actual or potential liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

          "Management" has the meaning set forth in the preface above.

          "Merger" means the merger of Holdings and the Company as set forth in
Section 2 below.

          "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

          "Most Recent Financial Statements" has the meaning set forth in
Section 4(e) below.

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          "Most Recent Fiscal Month End" has the meaning set forth in Section
4(e) below.

          "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

          "New Shares" has the meaning set forth in Section 2 below.

          "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency),

          "Party(ies)" has the meaning set forth in the preface above.

          "PBGC" means the Pension Benefit Guaranty Corporation.


          "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

          "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

          "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

          "Sellers" has the meaning set forth in the preface above.

          "Subsidiary" means any corporation with respect to which a specific Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Third Party Claim" has the meaning set forth in Section 8 below.

     2.   Merger.

          (a) Basic Merger Transaction. On and subject to the terms and conditions of this Agreement, the Parties hereto agree to cause the merger of Holdings into the Company effective on the Closing, pursuant to the Merger Agreement in the form attached hereto as Exhibit A, as follows: the Company shall be the surviving entity; the Company shall have 2,000,000 shares of one class of common stock, $.01 par value, ("New Shares") authorized for issuance pursuant to a Certificate of Merger in the form attached hereto as Exhibit B; the By-Laws of the Company shall be in the form as attached hereto at Exhibit C; and the Parties shall receive the following consideration as a result of the
Merger:

     Energy                   400,000 New Shares
     Fetherston               331,000 New Shares
     Davis                    224,313 New Shares
     Valenti                   11,410 New Shares
     Fahey                     11,175 New Shares
     Bambrough                 11,175 New Shares
     Kitchen                    5,588 New Shares
     Willis                     1,490 New Shares
     Coler                      3,849 New Shares

          (b) Obligations of the Parties. In order to implement the Merger, the Parties' obligations are as follows:

               (i) Energy will vote its Company Shares and its Holdings membership interests, and will cause its nominees to vote as directors of the Company and as members of the Management Committee of Holdings, in favor of the Merger. At the Closing, Energy will accept New Shares set forth in Section 2 as consideration for all of its interests in Holdings and the Company, and will execute the Surviving Stockholders Agreement in the form attached hereto at Exhibit D.

               (ii) Fetherston and Davis will vote their Company Shares and their Holdings membership interests, and as members of the Management Committee of Holdings and as Directors the Company will vote, in favor of the Merger. At the Closing, Fetherston and Davis will accept the New Shares set forth in Section 2 as consideration for all of their interests in Holdings and the Company, and will execute the Surviving Stockholders Agreement in the form attached hereto at Exhibit D.

               (iii) Management will vote its Holdings membership interests, and as member(s) of the Management Committee of Holdings and Director(s) of the Company (as the case may be) will vote, in favor of the Merger. At the Closing, Management will accept the New Shares set forth in Section 2 as consideration for all of their interests in Holding and the Company, and will execute the Surviving Stockholders Agreement in the form attached hereto at Exhibit D.

          (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Manwell & Milton in San Francisco, California, commencing at 9:00 a.m. local time on April _____, 1995, or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than June 30, 1995.

          (d) Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to Energy the various certificates, instruments, and documents referred to in Section 7(a) below, and (ii) Energy will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 7 (b) below.

     3.   Representations and Warranties Concerning the Transaction.

          (a) Representations and Warranties Concerning the Transaction. The Sellers represent and warrant to Energy that the statements contained in this
Section 3(a) are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) except as set forth in Annex I attached hereto.

               (i) Organization of Holdings. Holdings is duly organized, validly existing and in good standing under the laws of Delaware.

               (ii) Authorization of Transaction. The Sellers have full power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Sellers, enforceable in accordance with its terms and conditions. The Sellers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

               (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Seller is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Sellers are a party or by which he is bound or to which any of his assets is subject.

               (iv) Brokers' Fees. The Sellers have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Energy or the Company could become liable or obligated.

               (v) Holdings Interests; The Company Shares. Each of the Sellers holds of record and owns beneficially the number of membership interests in Holdings and of Company Shares set forth next to his name in Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commissions, equities, claims and demands. No Seller is a party to any option, warrant, purchase right, or other contract or commitment that could require the Sellers to sell, transfer or otherwise dispose of any membership interest in Holdings and any capital stock of the Company (other than this Agreement). No Seller is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any membership interest in Holdings and any capital stock of the Company.

               (vi) Sellers are not acquiring the New Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, and will accept stock certificates representing New Shares which bear a standard securities law legend.

          (b) Representations and Warranties of Energy. Energy represents and warrants to the Sellers that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)), except as set forth in Annex II attached hereto.

               (i) Organization of Energy. Energy is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

               (ii) Authorization of Transaction. Energy has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder subject to the terms herein. This Agreement constitutes the valid and legally binding obligation of Energy, enforceable in accordance with its terms and conditions. Energy need not give any notice to, make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

               (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Energy is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Energy is a party or by which it is bound or to which any of its assets is subject.

               (iv) Brokers' Fees. Energy has no liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers or the Company could become liable or obligated.

               (v) Investment. Energy is not acquiring the New Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, and will accept a stock certificate representing its New Shares which bears a standard securities law legend.

     4. Representations and Warranties Concerning the Company. In order to induce Energy to acquire the Company Shares and the Holdings membership interests on April 3, 1995 and to acquire the New Shares at the Closing, the Sellers represent and warrant to Energy that the statements contained in this
Section 4 are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule delivered by the Sellers to Energy on the date hereof and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

          (a) Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a material adverse effect on the business, operations or financial condition of the Company. The Company has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, except where the failure to obtain such licenses, permits, and authorizations would not individually or in the aggregate result in a material adverse effect on the business, operations or financial condition of the Company. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Company. The Sellers have delivered to Energy correct and complete copies of the charter and by laws of the Company (as amended to date). The minute book (containing the records of meeting of the stockholders, the stock certificate books, and the stock record books of the Company) is correct and complete. The Company is not in default under or in violation of any provision of its charter or bylaws.

          (b) Capitalization. As of the date hereof and immediately prior to the Merger, the entire authorized capital stock of the Company consists of 100,099.9 Company Shares, of which 100,000 shares are Class A Common Stock and
99.9 Shares are Class B Common Stock, and 100 shares of Class A Common Stock and 99.9 shares of Class B Common Stock are issued and outstanding. There are no Company Shares held in treasury. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record by the respective Persons as set forth in
Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

          (c) Noncontravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (d)  Subsidiaries.  The Company has no Subsidiaries.

          (e) Financial Statements. Attached hereto as Exhibit E are the following financial statements (collectively the "Financial Statements"): (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1994 (the "Most Recent Fiscal Year End") for the Company; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity and cash flow (the "Most Recent Financial Statements") as of and for the two (2) months ended February 28, 1995 (the "Most Recent Fiscal Month End") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, in conformity with generally accepted accounting principles subject, in the case of unaudited financial statements, to customary adjustments.

          (f) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that date:

               (i) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

               (ii) the Company has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) either involving more than $200,000 or outside the Ordinary Course of Business;

               (iii) no party (including the Company) has accelerated, terminated, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $200,000 to which the Company is a party or by which it is bound;

               (iv) the Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

               (v) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $200,000 or outside the Ordinary Course of Business;

               (vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) either involving more than $200,000 or outside the Ordinary Course of Business;

               (vii) the Company has not issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $100,000 singly or $200,000 in the aggregate;

               (viii) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

               (ix) the Company has not cancelled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the Ordinary Course of Business;

               (x) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

               (xi) there has been no change made or authorized in the charter or bylaws of the Company;

               (xii) the Company has not issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

               (xiii) the Company has not declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

               (xiv) to the Knowledge of Sellers, the Company has not experienced any damage, destruction or loss (whether or not covered by insurance) to its property;

               (xv) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers and employees outside the Ordinary Course of Business;

               (xvi) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

               (xvii) the Company has not granted any increase in the base compensation of any of its directors,officers and employees outside the Ordinary Course of Business;

               (xviii)   the Company has not adopted, amended, modified or
terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other Employee Benefit
Plan);

               (xix) the Company has not made any other change in employment terms for any of its directors, officers and employees outside the Ordinary Course of Business;

               (xx) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

               (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company; and

               (xxii)    the Company has not committed to any of the foregoing.

          (g) Undisclosed Liabilities. The Company does not have any Liability (and to the Knowledge of Sellers there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet and in any notes thereto and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law).

          (h) Legal Compliance; Permits. The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any failure so to comply. To the Knowledge of Sellers, the Company has all the permits, registrations, licenses and approvals from the federal, state, and local government agencies necessary to conduct its business.

          (i)  Tax Matters.

          (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company have been paid. Except where the failure to file income tax returns or to pay income tax would not have a material adverse effect on the financial condition of the Company or except as disclosed on the Disclosure Schedule, the Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (iii) Neither the Sellers nor directors nor executive officers of the Company expect any authority to assess any additional Taxes (except for amounts subject to a bona fide dispute which are adequately reserved for) for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers and the directors and executive officers of the Company has Knowledge based upon personal contact with any agent of such authority. Section 4(i) of the Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1993, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to Energy correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since January 1, 1993.

          (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) The Company has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, or is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. The Company has never been determined to be a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return or (B) has no any Liability for the Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor by contract, or otherwise.

          (vi) Section 4(i) of the Disclosure Schedule sets forth the following information with respect to the Company as of the most recent practicable date; (A) the basis of the Company in its assets; and (B) the amount of any carry forward net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company.

          (vii) The unpaid Taxes of the Company (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

          (j) Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

          (k)   Real Property.

          (i) Section 4(k)(i) of the Disclosure Schedule lists and describes briefly all real property that the Company owns. With respect to each such parcel of owned real property:

          (A) the identified owner has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy or value of the marketability of title, of the property subject thereto;

          (B) to the Knowledge of Sellers, there are no pending or threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting and adversely the current use, occupancy or value thereof.

          (C) to the Knowledge of Sellers, the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classification), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

          (D) all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in all material respects in accordance with applicable laws, rules and regulations;

          (E) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

          (F) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion or interest therein;

          (G) there are no parties (other than the Company) in possession of the parcel of real property, other than tenants under any leases disclosed in
Section 4(k)(i) of the Disclosure Schedule who are in possession of space to which they are entitled;

          (H) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcel of real property; and

          (I) each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

          (ii) Section 4(k)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. Section 4(k)(ii) of the Disclosure Schedule also identifies the leased or subleased properties for which title insurance policies are not to be procured in accordance with Section 5(g)(ii) below. The Sellers have delivered to Energy correct and complete copies of the leases and subleases listed in Section 4(k)(ii) of the Disclosure Schedule, and as to each:

          (A) to the Knowledge of Sellers, the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

          (B) to the Knowledge of Sellers, the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

          (C) to the Knowledge of Sellers, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;

          (D) to the Knowledge of Sellers, no party to the lease or sublease has repudiated any provision thereof;

          (E) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

          (F) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

          (G) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leaseholder or subleasehold;

          (H) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable laws, rules, and regulations;

          (I) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

          (J) to the Knowledge of Sellers, the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

          (l)  Intellectual Property.

          (i) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property which, to the Knowledge of Sellers, is necessary or desirable for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. To the Knowledge of Sellers, the ownership and use of its Intellectual Property will not be affected by the transactions contemplated hereby. The Company has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

          (ii) The Company has not interfered with, infringed upon, misappropri-ated, or otherwise come into conflict with any Intellectual Property rights of third parties of which the Company is aware, and none of the Sellers and the directors and officers of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers and the directors and executive officers of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Company.

          (iii) Section 4(l)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to Energy correct and complete copies of all such patents, registrations, applications, licenses agreements, and permissions (as amended to date), and have made available to Energy corrected complete copies of all other written documentation evidencing ownership and persecution (if applicable) of each such item. Section 4(l)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4(l)(iii) of the Disclosure Schedule:

          (A) the Company possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

          (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

          (C) no action, suit proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or to the Knowledge of Sellers is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

          (D) the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iv) Section 4(l)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to Energy correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(l)(iv) of the Disclosure Schedule:

          (A)  the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

          (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

          (C) to the Knowledge of Sellers, no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (D) to the Knowledge of Sellers, no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

          (E) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

          (F) no action, suit, proceeding, hearing, investigation, charge complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

          (G) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (v) To the Knowledge of any of the Sellers, the Company's products will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted.

          (vi) None of the Sellers has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed or of any policies or regulations adopted by any third party which reasonably could be expected to supersede or make obsolete or unmarketable any product or process of the Company.

          (m) Tangible Assets. The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is to the Knowledge of Sellers free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is prepared to be used.

          (n) Inventory. The inventory of the Company consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory write down set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

          (o) Contracts. Section 4(o) of the Disclosure Schedule lists the following contracts and other agreements to which the Company is a party:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $100,000 per annum;

          (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company or involve consideration in excess of $200,000;

          (iii)     any agreement concerning a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of

$100,000 or under which it has imposed a Security Interest on any of its assets, tangible, or intangible;

          (v)     any agreement concerning confidentiality or noncompetition;

          (vi) any agreement with any of the Sellers and their Affiliates (other than the Company);

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii)    any collective bargaining agreement;

          (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

          (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or

          (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000.

The Sellers have delivered to Energy a correct and complete copy of each written agreement listed in Section 4(o) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4(o) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

          (p) Notes and Accounts Receivable. To the Knowledge of Sellers, all notes and accounts receivable of the Company are reflected properly on their books and records, are valid receivables subject to no set-offs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the fact of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

          (q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

          (r) Insurance. Section 4(r) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time since January 1, 1993:

          (i)     the name, address, and telephone number of the agent(s);

          (ii) the name of the insurer, the name of the policy holder, and the name of each covered insured;

          (iii)   the policy number and the period of coverage;

          (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: to the Knowledge of Sellers, (A) the policy is legal, valid, binding, enforceable, and in full force and effect;
(B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor, to the Knowledge of Sellers, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company has been covered since January 1, 1993 by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4(r) of the Disclosure Schedule describes any self-insurance arrangements affecting the Company.

          (s) Litigation. Section 4(s) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or to the Knowledge of Sellers, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. To the Knowledge of Sellers, none of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(s) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. None of the Sellers and the directors and executive officers of the Company believes that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

          (t) Product Warranty. Each product manufactured, sold, leased, or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no Liability (and, to the Knowledge of Sellers, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passable of time through the Closing Date in accordance with the past custom and practice of the Company. No product manufactured, sold, leased, or delivered by any of the Company and its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 4(t) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and indemnity provisions).

          (u) Product Liability. To the Knowledge of Sellers, the Company has no Liability (and to the Knowledge of Sellers, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

          (v) Employees. To the Knowledge of the Sellers, no key employee has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. None of the Sellers has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

          (w)     Employee Benefits.

          (i) Section 4(w) of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes.

          (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

          (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-l's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

          (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payment for all periods ending on or before the Closing Date have been paid or accrued in accordance with past custom and practice of the Company, with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

          (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

          (E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer
Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

          (F) The Sellers have delivered to Energy correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          (ii) With respect to each Employee Benefit Plan that Company maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

          (A) No such Employee Benefit Plan which is in Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or to the Knowledge of Sellers threatened.

          (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan.
No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or to the Knowledge of Sellers threatened. None of the Sellers and the directors and officers of the Company has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

          (C) The Company has not incurred, and none of the Sellers and the directors and officers of the Company has any reason to expect that the Company will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (iii) The Company does not contribute to, has never contributed to, and never has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

          (iv) The Company does not maintain and never has maintained, or contributes, never has contributed, and never has been required to contribute to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

          (x) Guaranties. The Company is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

          (y)     Environment, Health, and Safety.

          (i) The Company, and its respective Affiliates has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company, and its respective Affiliates has obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

          (ii) To the Knowledge of Sellers, the Company has no Liability (and none of the Company, and its respective Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

          (iii) To the Knowledge of Sellers, all properties and equipment used in the business of the Company, and its respective Affiliates have been in all material respects free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

          (z) Certain Business Relationships with the Company. The Sellers and their Affiliates have not been involved in any business arrangement or relationship with the Company within the past 12 months, and the Sellers and their Affiliates do not own any asset, tangible or intangible, which is used in the business of the Company.

          (aa) Automotive Market Prospects. The Company is currently attempting to enter the automotive initiator market ("Automotive Market"). As of the date hereof, the Company has made no sales in the Automotive Market. The Sellers believe that within the next four (4) months, the Company will receive purchase orders from Morton International, Inc. and Autoliv AB (Sweden) of more than $1,000,000 of its Automotive Market products, including the $495,000 purchase order received from Autoliv. Except as identified on the Disclosure Schedule, none of the Sellers believes that the Company will be unable to enter the Automotive Market successfully within seven (7) months from the date hereof. No representation or warranty contained herein shall be construed as a representation or warranty regarding the future of the Automotive Market or the Company's prospective market share in the Automotive Market. Without limiting the generality of the foregoing, the Company and the Sellers shall not be deemed to have breached the representations and warranties set forth in
Section 4(e) (Financial Statements) or Section 4(n) (Inventory) if the value of the assets (including inventory) of the Company is adversely effected as a result of the failure of the Automotive Market or the Company's efforts to enter the Automotive Market.

          (ab) Brokers' Fees. The Company has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (ac) Disclosure. To the Knowledge of Sellers, Sellers have disclosed all facts material to the transactions contemplated in this Agreement.


     5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

          (a) General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

          (b) Notices and Consents. The Sellers will cause the Company to give any notices to third parties, and will cause the Company to use its reasonable best efforts to obtain any third-party consents, that Energy reasonably may request in connection with the matters referred to in Section 4(c) above. Each of the Parties will (and the Sellers will cause the Company to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a), Section 3(b), and Section 4(c) above.

          (c) Operation of Business. The Sellers will not cause or permit the Company to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not cause or permit the Company to
(i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(f) above.

          (d) Preservation of Business. The Sellers will cause the Company to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

          (e) Full Access. The Sellers will permit, and the Sellers will cause the Company to permit, representatives of Energy to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

          (f) Notices of Developments. The Sellers will give prompt written notice to Energy of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Section 3 above. Unless subsequent to receipt of such notice, Energy determines to close the transactions contemplated by this Agreement, no disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement Annex I, Annex II, or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          (g) Title insurance. The Sellers will cause the Company to deliver true, accurate and complete copies of title insurance commitments, policies, and riders for real estate owned by the Company.

     6.  Post-Closing Covenants.   Intentionally Left Blank.
     7.  Conditions to Obligation to Close.

          (a) Conditions to Obligation of Energy. The Obligation of Energy to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          (iii) the Company shall have procured all of the third party consents reasonably requested by Energy;

          (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Energy to own the New Shares and to control the Company or (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (v) the Sellers shall have delivered to Energy a certificate to the effect that each of the conditions specified above in Section 7(a) is satisfied in all respects;

          (vi) the Parties and the Company shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a) and Section 4(c) above;

           (vii) Energy and the Sellers shall have taken all action necessary to approve the Merger Agreement, the Certificate of Merger and the Bylaws substantially in form and substance as set forth in Exhibits A, B and C attached hereto, and shall have executed the Surviving Stockholders Agreement as set forth in Exhibit D and attached hereto, and the same shall be in full force and effect;

          (viii) Energy shall have received from counsel to the Sellers an opinion substantially in form and substance as set forth in Exhibit F attached hereto, addressed to Energy, and dated as of the Closing Date;

          (ix) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Energy.

Energy may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

          (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) Energy shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (iv) Energy shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 7(b) is satisfied in all respects;

          (v) the Parties and the Company shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(b) and Section 4(c) above;

          (vi) Each of the Sellers and Energy shall have taken all action necessary to approve the Merger Agreement, the Certificate of Merger, and the By-Laws substantially in form and substance as set forth in Exhibits A, B and C attached hereto as shall have executed the Surviving Stockholders Agreement as set forth in Exhibit D and attached hereto, and the same shall be in full force and effect;

          (vii) the Sellers shall have received from counsel to Energy an opinion substantially in form and substance as set forth in Exhibit G attached hereto, addressed to the Sellers, and dated as of the Closing Date; and

          (viii) all actions to be taken by Energy in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Sellers.

The Sellers may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

     8.  Remedies for Breaches of This Agreement.

          (a)     Survival of Representations and Warranties.

     (i) Except as set forth in Section 8(a)(ii) below, none of the representations and warranties of the Parties contained in this Agreement shall survive the Closing.

     (ii) All of the representations and warranties of the Sellers in Section 4(e) (Financial Statements), (f) (Events Subsequent to Most Recent Fiscal Year
End), (g) (Undisclosed Liabilities), (i) (Tax Matters), (k) (Real Property), (o) (Contracts), (p) (Notes and Accounts Receivables), (s) (Litigation), (t) (Product Warranty), (u) (Product Liability), (x) (Guaranties), and (y) (Environmental, Health and Safety) shall survive the Closing hereunder and continue in full force and effect until the close of business on January 6, 1996, subject to any applicable statutes of limitations.

(b)  Indemnification Provisions for Benefit of Energy.

          (i) In the event the Sellers breach (or in the event any third party alleges facts that, if true, would mean the Sellers have breached) any of their representations and warranties described in Section 8(a)(ii) and, if there is an applicable survival period pursuant to Section 8(a)(ii) above, provided that Energy makes a written claim for indemnification against any of the Sellers pursuant to Section 10(g) below within such survival period, then each of the Sellers agrees to indemnify Energy from and against the entirety of any Adverse Consequences Energy may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided however, any such liability shall be borne severally by the Sellers not jointly. Provided, further, that the Sellers shall not have any obligation to indemnify Energy from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the Sellers identified in Section 8(a)(ii) until Energy has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $500,000 aggregate threshold, at which time the Sellers will be obligated to indemnify Energy from and against all such Adverse Consequences relating back to the first dollar.

     Payment by each Seller to Energy pursuant to this Section 8(b) shall be governed by the Surviving Stockholders Agreement set forth in the form attached hereto as Exhibit D.

          (c)     Matters Involving Third Parties.

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified

Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief affecting Energy, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(c)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (iv) In the event any of the conditions in Section 8(c)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent form, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorney's fees and expense), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in the Section 8.

          (d) Indemnification Provisions. The foregoing indemnification provisions are the sole and exclusive remedy for breach of any representation or warranty stated in Sections 3 and 4 hereof.

     9.  Termination.

          (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                  (i) Energy and the majority of the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) Energy may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event any of the Sellers have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Energy has notified the Sellers of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of the breach, (B) if the Closing shall not have occurred on or before June 30, 1995, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from Energy itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (iii) the Sellers may terminate this Agreement by giving written notice to Energy at any time prior to the Closing (A) in the event Energy has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Sellers have notified Energy of the breach, and the breach has continued without cure for a period of thirty
(30) days after the notice of breach of (B) if the Closing shall not have occurred on or before June 30, 1995, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

          (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

     10.  Miscellaneous.

          (a) Nature of Certain Obligations. The covenants of each of the Sellers in Section 2(a) and the representations and warranties of each of the Sellers in Section 3(a) and Section 4 are several obligations.

          (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Energy and the Sellers; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

          (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (d) Succession and Assignment. This Agreement shall be binding upon and insure to the benefit of the Parties names herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Energy and the Sellers; provided, however, that Energy may
(i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Energy nonetheless shall remain responsible for the performance of all of its obligations hereunder).

          (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instruments.

          (f) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g) Notices. All notices, requests demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          Fetherston                         Manwell & Milton
          c/o Summus Group                   101 California Street
          2000 Powell Street                 Suite 3750
          Suite 1530                         San Francisco, CA  94111
          Emeryville, California  94606      Attn:  Edmund R. Manwell

          and

          Davis
          c/o Summus Group
          2000 Powell Street
          Suite 1530
          Emeryville, California  94606

          and

          Management






          If to Energy:                           Copy to:

          Energy Absorption Systems, Inc.    Quixote Corporation
          One East Wacker Drive              One East Wacker Drive
          30th Floor                         30th Floor
          Chicago, IL  60601                 Chicago, IL  60601
          Attn:  George D. Ebersole          Attn:  James H. DeVries, Esq.

                                             McBride Baker & Coles
                                             500 West Madison Street
                                             40th Floor
                                             Chicago, Illinois  60661-2511
                                             Attn:  Anne Hamblin Schiave

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, request, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Energy and all of the Sellers. No Waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (k) Expenses. The Parties agree that the Company will bear the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement and any of the transactions contemplated hereby.

          (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The work "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          (m) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

* * * * * *

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

QUANTIC INDUSTRIES, INC.      QUANTIC HOLDINGS, L.L.C.


By:  /s/James S. Fetherston        By:  /s/James S. Fetherston
       ----------------------             ----------------------
Its:  Chairman                     Its:  Chairman

/s/James S. Fetherston
- ----------------------
JAMES S. FETHERSTON
                                   ENERGY ABSORPTION SYSTEMS, INC.

/s/Charles G. Davis, Jr.
- ----------------------
CHARLES G. DAVIS, JR., individually
and as Trustee of Charles G. Davis, Jr.
1990 Trust Agreement Dated         By:  /s/George D. Ebersole
 1/27/90                              --------------------
                                   Its:   President
/s/Robert M. Valenti
- -------------------
ROBERT M. VALENTI

/s/William David Fahey
- -------------------
WILLIAM DAVID FAHEY

/s/Craig Bambrough
- ------------------
CRAIG BAMBROUGH

/s/Myles H. Kitchen
- ------------------
MYLES H. KITCHEN

/s/Kenneth E. Willis
- ------------------
KENNETH E. WILLIS

/s/Robert P. Coler
- -----------------
ROBERT P. COLER